UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

May 1, 2023

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023 (Commission File Number)	94-1620407 (IRS Employer Identification No.)

8000 Marina Blvd., Suite 100

Brisbane, CA 94005

(Address of Principal Executive Offices and zip code)

(800) 304-9888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2023 Alan Urban resigned as a member of the Registrant’s Board of Directors (the “Board”).

On May 1, 2023, pursuant to the authority granted under the Registrant’s Amended and Restated Bylaws, the Registrant’s Board appointed Charles J. Casamento to fill a vacant seat on the Board and to serve as Chairman of the Audit Committee of the Board, as a member of the Compensation Committee of the Board, and as a member of the Nominating and Corporate Governance Committee of the Board. The Board has determined that Mr. Casamento qualifies as an independent director as that term is defined in the applicable rules for companies traded on The NASDAQ Stock Market.

Mr. Casamento is currently an executive director and principal of The Sage Group, a healthcare advisory group specializing in mergers, acquisitions, and partnerships between biotechnology companies and pharmaceutical companies, since 2007. He was the president and CEO of Osteologix, Inc., a public biopharmaceutical company developing products for treating osteoporosis, from 2004 through 2007. Mr. Casamento was founder of, and from 1999 through 2004, served as chairman of the board, president and CEO, of Questcor Pharmaceuticals, Inc. which was subsequently acquired by Mallinckrodt Pharmaceuticals. Mr. Casamento formerly served as RiboGene, Inc.’s president, CEO and chairman of the board from 1993 through 1999 until it merged with Cypros Pharmaceutical Corp to form Questcor Pharmaceuticals, Inc. He was co-founder, president and CEO of Interneuron Pharmaceuticals, Inc. (Indevus), a biopharmaceutical company, from 1989 until 1993. Indevus was eventually acquired by Endo Pharmaceuticals. Mr. Casamento has also held senior management positions at Genzyme Corporation, where he was senior vice president, pharmaceuticals and biochemicals; American Hospital Supply, where he was vice president of business development and strategic planning for the Critical Care Division; Johnson & Johnson, Hoffmann-LaRoche, Inc. and Sandoz Inc. (now Novartis). Mr. Casamento also serves on the board of directors of the following NASDAQ listed companies: Eton Pharmaceuticals, Inc., PaxMedica, Inc., First Wave Biopharma, Inc. and Relmada Therapeutics, Inc. During his career he has served on the boards of fourteen Biotech/Pharma companies and has also been a director and vice chairman of The Catholic Medical Missions Board, a large not-for-profit organization providing health care services to third world countries. He has served as a guest lecturer at Fordham University and is on the Science Council of Fordham University. He holds a bachelor’s degree in Pharmacy from Fordham University and an MBA from Iona University and was originally licensed to practice pharmacy in the states of New York and New Jersey. Mr. Casamento’s significant experience in the biotechnology sector make him a valuable addition to the Board.

On May 4, 2023, the Registrant issued a press release entitled “GT Biopharma Names Charles J. Casamento to the Board of Directors” which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release issued May 4, 2023 entitled “GT Biopharma Names Charles J. Casamento to the Board of Directors”.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: May 4, 2023	By:	/s/ Manu Ohri
Manu Ohri
Chief Financial Officer

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